Exhibit 10.3

THE SECURITY REPRESENTED HEREBY, AND THE SECURITIES ISSUABLE UPON CONVERSION OR REDEMPTION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS COMPANY, IS AVAILABLE.

VEMICS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE
BRIDGE FUNDING

US$445,000       December 2, 2005

FOR VALUE RECEIVED, Vemics, Inc., a corporation duly organized and validly existing under the laws of the state of Nevada(the “Company”), promises to pay to  Valiant Holding Co. the registered holder of this secured convertible promissory note (“Note”) and its successors and assigns (the “Holder”), the principal sum of  Four Hundred Forty Five Thousand Dollars  ($445,000) (“Loan Proceeds”) (see Exhibit “B”) in accordance with the terms hereof, and interest on the principal sum outstanding in accordance with the terms hereof. Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for, or until the entire outstanding principal amount of the Note has been converted.

This Note has been issued pursuant to a subscription agreement executed by the Holder, dated of even date herewith, in the aggregate principal amount of $445,000 (collectively, the “Subscription Agreement”). The Loan Proceeds shall be paid to the Company as follows: (i) $282,000 payable on the date hereof, and (ii) $163,000 payable within 5 days from the date hereof.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.  Principal Repayment; Prepayment. The outstanding principal amount of this Note and any and all accrued but unpaid interest thereon shall be payable on or before November 31, 2006 (the “Maturity Date”), unless this Note has been converted or redeemed as described below. The Company will have the option to extend this note for one twelve month period.

2. Interest. The Holder is entitled to receive interest on the outstanding principal amount of this Note at the rate of twelve percent (10.0%) per annum. Interest shall be due and payable on the Maturity Date. In the event of this note being extended by the company, interest on any and all extensions will include a 12% interest on the original principle amount for the extended period.

3. Ranking and Security Agreement. The obligations of the Company under this Note shall rank senior to any and all indebtedness of the Company currently existing and incurred hereafter. The Company, Holder and the Company’s wholly-owned subsidiary, First Asia Fuel Corporation, shall enter into a Security Agreement in form and substance substantially in the form attached hereto as  Exhibit A.

4. Conversion.

(a) Optional Conversion. From and after the date hereof, Holder may elect, at its option, to convert all or any portion of the outstanding principal amount of this Note, and all accrued interest thereon, into shares of common stock of the Company (“Common Stock”), at the Conversion Price.

(b) Conversion Price. For purposes of this Note, the “Conversion Price” shall mean, with respect to a conversion of the outstanding principal amount of this Note, plus accrued but unpaid interest thereon, into shares of Common Stock, the price per share of Common Stock equal to 75% of the market price of the Company’s Common Stock on the day immediately prior to conversion. For purposes hereof “Market Price” shall be the average closing sale price of the Company’s Common Stock during each of the ten trading days prior to a conversion date. The Conversion Price and the number of shares of Common Stock into which the outstanding principal amount of this Note may convert shall be subject to adjustment from time to time in accordance with Section 4 hereof.

(c) Mechanics of Conversion. Upon any conversion of the outstanding principal amount of this Note, (i) such principal amount converted shall be converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Holder shall surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates representing the new securities of the Company; (iii) the Company shall promptly deliver a duly executed Note to the Holder in the principal amount, if any, that remains outstanding after any such conversion; and (iv) in exchange for all or any portion of the surrendered Note described in clause (ii) of this Section 4(c), the Company shall provide the Holder with irrevocable instructions addressed to the Company’s transfer and exchange agent, as applicable, to issue such number of shares of Common Stock.

(d)  Issue Taxes. The Holder shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of shares of Common Stock on conversion of this Note pursuant hereto;  provided,  however, that the Holder shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(e)  Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of the Common Stock shall be rounded up to the nearest whole share.

5. Redemption. The Company may redeem this Note at anytime upon thirty (30) days prior written notice at a redemption price of 100% of the principal amount of the Note plus accrued and unpaid interest. During such thirty day notice period Holder may convert all or any portion of this Note in accordance with Section 4 hereof.

6. Rights upon Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Notes shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company or to the holders of any equity security of the Company, an amount equal to the unpaid and unconverted principal face amount of their Notes and any accrued and unpaid interest thereon.

7. Affirmative Covenants of the Company. The Company hereby agrees that, so long as the Note remains outstanding and unpaid, or any other amount is owing to the Holder hereunder, the Company will:

(a) Corporate Existence and Qualification. Take the necessary steps to preserve its corporate existence and its right to conduct business in all states in which the nature of its business requires qualification to do business.

(b) Books of Account. Keep its books of account in accordance with good accounting practices.

(c) Insurance. Maintain insurance with responsible and reputable insurance companies or associations, as determined by the Company in its sole but reasonable discretion, in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

(d) Preservation of Properties; Compliance with Law. Maintain and preserve all of its properties that are used or that are useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and comply with the charter and bylaws or other organizational or governing documents of the Company, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon the Company or any of its property or to which each the Company or any of its property is subject.

(e) Taxes. Duly pay and discharge all taxes or other claims, which might become a lien upon any of its property except to the extent that any thereof are being in good faith appropriately contested with adequate reserves provided therefor.

(f) Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock and issuable upon conversion of this Note and exercise of the Warrants to provide for the issuance of all of such shares. Prior to complete conversion of this Notes and exercise of the Warrants, the Company shall not reduce the number of shares of Common Stock reserved for issuance hereunder without the written consent of the Holder except for a reduction proportionate to a reverse stock split effected for a business purpose other than affecting the requirements of this Section, which reverse stock split affects all shares of Common Stock equally.

(g) Use of Proceeds. The proceeds of the Notes will be used for working capital purposes.

(h) Financial Information. For so long as the Company is not filing periodic reports with the Securities and Exchange Commission pursuant to Section 13 or Section 15 of the Exchange Act, the Company shall deliver to the Holder, as soon as available after the end of each fiscal year of the Company, the audited financial statements of the Company for such fiscal year then ended, together with the written opinion of the auditor rendered in connection therewith. With respect to such financial statements, if for any fiscal year, the Company shall have any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period, the financial statements delivered pursuant to the foregoing section shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

                8. Negative Covenants of the Company. The Company hereby agrees that, so long as all or any portion of this Note remains outstanding and unpaid it will not, nor will it permit any of its subsidiaries, if any, without the consent of the Holder (as defined in Section 16 hereof), to:

(a) Indebtedness for Borrowed Money. Incur, or permit to exist, any Indebtedness (as defined below) for borrowed money in excess of $50,000 during each fiscal year of the Company, with rights superior to Holder, except in the ordinary course of the Company’s business. For purposes of this Note, “Indebtedness” shall mean (a) all obligations of the Company for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of the Company evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of the Company for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company’s business, (d) all obligations of the Company under conditional sale or other title retention agreements relating to property purchased by the Company, (e) all payment obligations of the Company with respect to interest rate or currency protection agreements, (f) all obligations of the Company as an account party under any letter of credit or in respect of bankers’ acceptances, (g) all obligations of any third party secured by property or assets of such Person (regardless of whether or not the Company is liable for repayment of such obligations), except for obligations to secure Indebtedness incurred within the limitations of this Section 8(a); (h) all guarantees of the Company and (i) the redemption price of all redeemable preferred stock of the Company, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Maturity Date.

(b) Mergers, Acquisitions and Sales of Assets. Enter into any merger or consolidation or liquidate, windup or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets or technologies (other than sales of inventory and obsolescent equipment in the ordinary course of business); except: (i) if the Company is the surviving corporation and a change in control has not occurred, (ii) that any subsidiary of the Company may merge into or consolidate with any other subsidiary which is wholly-owned by the Company, and (iii) any subsidiary which is wholly-owned by the Company may merge with or consolidate into the Company provided that the Company is the surviving corporation.

(c) Loans;Lend or advance money, credit or property to (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other Person except (i) investments in United States Government obligations, certificates of deposit of any banking institution with combined capital and surplus of at least $200,000,000; (iii) accounts receivable arising out of sales in the ordinary course of business; and (iv) loans to subsidiaries, if any. The Company may enter into an acquisition or merger deemed beneficial by the board of directors with mutual consent of the Holder of this note.

(d) Dividends and Distributions. Pay dividends or make any other distribution on shares of the capital stock of the Company.

(e) Liens. Create, assume or permit to exist, any lien on any of its property or assets now owned or hereafter acquired except (i) liens in favor of the Holder; (ii) liens granted to secure Indebtedness incurred within the limitations of Section 8(a) hereof; (iii) liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (iv) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with generally accepted accounting principles; and (v) purchase money liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of Section 8(h) hereof.

(f) Contingent Liabilities. Assume, endorse, be or become liable for or guarantee the obligations of any Person, contingently or otherwise, excluding however, the endorsement of negotiable instruments for deposit or collection in the ordinary course of business or guarantees of the Company made within the limitations of Section 8(a) hereof.

(g) Sales of Receivables; Sale- Leasebacks. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company, with or without recourse, except for the purpose of collection in the ordinary course of business; or sell any asset pursuant to an arrangement to thereafter lease such asset from the purchaser thereof.

(h) Capital Expenditures; Capitalized Leases. Expend in the aggregate for the Company and all its subsidiaries in excess of $50,000 in any fiscal year for Capital Expenditures (as defined below), including payments made on account of Capitalized Leases (as defined below). Except as defined in the business plan (Attached as Exhibit “C”) as part of the operational build out of the company and expansion of its office and technical infrastrucre, which will require Capital Expenditures and / or Capitalized Leases, for purposes of the foregoing, Capital Expenditures shall include payments made on account of any deferred purchase price or on account of any indebtedness incurred to finance any such purchase price not defined in the business plan as of the date of this note. “Capital Expenditures” shall mean for any period, the aggregate amount of all payments made by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable with respect to Capitalized Lease Obligations and interest which are required to be capitalized in accordance with generally accepted accounting principles. “Capitalized Lease” shall mean any lease the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations. “Capitalized Lease Obligations” shall mean as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Note, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

(i) Nature of Business. Materially alter the nature of the Company’s business or otherwise engage in any business other than the business engaged in or proposed to be engaged in on the date of this Note.

(j) Stock of Subsidiaries. Sell or otherwise dispose of any subsidiary, if any, or permit a subsidiary, if any, to issue any additional shares of its capital stock except pro rata to its stockholders.

(k) ERISA. (i) Terminate any plan (“Plan”) of a type described in Section 402l(a) of the Employee Retirement Income Security Act of l974, as amended from time to time (“ERISA”) in respect of which the Company is an “employer” as defined in Section 3(5) of ERISA so as to result in any material liability to the Pension Benefit Guaranty Corporation (the “PBGC”) established pursuant to Subtitle A of Title IV of ERISA, (ii) engage in or permit any person to engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1954, as amended) involving any Plan which would subject the Company to any material tax, penalty or other liability, (iii) incur or suffer to exist any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (iv) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any Plan.

(l) Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required or permitted by generally accepted accounting principles in effect from time to time.

(m) Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction, with any Affiliate (as defined below) except in the ordinary course of business and at prices and on terms not less favorable to it than those which would have been obtained in an arm’s-length transaction with a non-affiliated third party.  “Affiliate”  as applied to any Person, shall mean any other Person directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  9. Events of Default. The Note shall become immediately due and payable at the option of the Holder, without notice or demand, upon any one or more of the following events or occurrences (“Events of Default”):

(a) if any portion of the Note is not paid when due;

(b) if any representation or warranty of the Company made in this Note, the Transaction Documents (as defined in the Holder Subscription Agreement), or in any certificate, report or other financial statement or other instrument or document delivered pursuant hereto, or any notice, certificate, demand or request delivered to the Holder pursuant to this Note, the Transaction Documents (as defined in the Holder Subscription Agreement), or any other document proves to be false or misleading in any material respect as of the time when the same is made;

(c) if the Company consummates a transaction which would cause this Note or any exercise of any Holder’s rights under this Notes and the Warrants (i) to constitute a non-exempt prohibited transaction under ERISA, (ii) to violate a state statute regulating governmental plans or (iii) otherwise to subject the Company to liability for violation of ERISA or such state statute;

(d) if any final judgment for the payment of money is rendered against the Company and the Company does not discharge the same or cause it to be discharged or vacated within one hundred twenty (120) days from the entry thereof, or does not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and does not secure a stay of execution pending such appeal within one hundred twenty (120) days after the entry thereof;

(e) subject to the provisions of Section 7(f) hereof, if any taxes are not paid before delinquency;

(f) if the Company makes an assignment for the benefit of creditors or if the Company generally does not pay its debts as they become due;

(g) if a receiver, liquidator or trustee of the Company is appointed or if the Company is adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to, or acquiesced in, by the Company or if any proceeding for the dissolution or liquidation of the Company is instituted; however, if such appointment, adjudication, petition or proceeding is involuntary and is not consented to by the Company, upon the same not being discharged, stayed or dismissed within 60 days;

(h) if the Company defaults under any other mortgage or security agreement covering any part of its property;

(i) except for specific defaults set forth in this Section 9, if the Company defaults in the observance or performance of any other term, agreement or condition of this Note, the Transaction Documents (as defined in the Subscription Agreement), and the Company fails to remedy such default within thirty (30) days after notice by the Holder to the Company of such default, or, if such default is of such a nature that it cannot with due diligence be cured within said thirty (30) day period, if the Company fails, within said thirty (30) days, to commence all steps necessary to cure such default, and fails to complete such cure within ninety (90) days after the end of such thirty (30) day period; and

(j) if any of the following exist uncured for forty-five (45) days following written notice to the Company in any the Transaction Documents (as defined in the Subscription Agreement): (i) the failure of any representation or warranty made by the Company to be true and correct in all material respects or (ii) the Company fails to provide the Holder with the written certifications and evidence referred to in this Note.

                10. Holder Not Deemed a Stockholder. No Holder, as such, of this Note shall be entitled (prior to conversion or redemption of this Note into Common Stock, and only then to the extent of such conversion) to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the holder of this Note of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of all or a portion of this Note. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

11. Confidential Information. The Holder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, including without limitation information provided pursuant to Section 7(h), unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 11 by the Holder), (ii) is or has been independently developed or conceived by the Holder without use of the Company's confidential information or (iii) is or has been made known or disclosed to the Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company;  provided,  however, that the Holder may disclose confidential information to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company or as may be required by law, provided that the Holder takes reasonable steps to minimize the extent of any such required disclosure.

12. Mutilated, Destroyed, Lost or Stolen Notes. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company (a) evidence to its satisfaction of the destruction, loss or theft of such Note and (b) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

13. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, default and nonpayment, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder, and all rights of set-off, defenses, deduction or counterclaim with respect to any amount owing hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

14. Payment. Except as otherwise provided for herein, all payments with respect to this Note shall be made in lawful currency of the United States of America, at the option of the Holder, (i) at the principal office of the Holder, located at The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, NY 10174, or such other place or places as may be reasonably specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date, or (ii) by mailing a good check in the proper amount to the Holder at least two days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment;  provided,  however, that the Company shall make payment by wire transfer to an account such Holder may specify in writing to the Company at least two days prior to the due date of each payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. The Holder shall keep a record of each payment of principal and interest with respect thereto.

15. Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the permitted successors, assigns, heirs, administrators and transferees of the parties hereto. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company. Interest and principal are payable only to the registered Holder of this Note in the Note Register.

                16. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

17. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or delivered by facsimile transmission, to the Company at the address or facsimile number set forth herein or to the Holder at its address or facsimile number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above and shall be deemed to have been received when delivered or, if notice is given by facsimile transmission, when delivered with confirmation of receipt.

18. Governing Law; Jurisdiction. This Note, and all matters arising directly or indirectly here from, shall be governed by and construed in accordance with the laws of the Nevada, notwithstanding the choice of law or conflicts of law principles thereof. Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the District of New Jersey (and of the appropriate appellate courts therefrom) in connection with any suit, action or other proceeding arising out of or relating to this Note, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum, and (iii) agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided by Section 17.

19. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

20. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

VEMICS, INC.

By: /s/  Fred Zolla
Name: Fred Zolla
Title: CEO

EXHIBIT A

JOINT SECURITY AGREEMENT

THIS JOINT SECURITY AGREEMENT(this “Agreement”), dated as of December 2, 2005 (the “Effective Date”), is made by and among  Vemics, Inc., a Nevadacorporation (the “Company” or “Debtor”), and  Valiant Holding Company, Inc.  (the “Secured Party”).

WHEREAS, the Secured Party is purchasing from the Company for Four Hundred Forty-Five Thousand Dollars ($445,000), a Twelve secured promissory note dated of even date herewith (the “Note”); and

WHEREAS, the obligation of the Secured Party to purchase the Note is conditioned upon, among other things, the execution and delivery of this Agreement by the Debtor to the Secured Party.

NOW, THEREFORE, the Debtors and the Secured Party agree as follows:

1. Definitions and Incorporation by Reference. Capitalized terms used but not defined in this Agreement shall have the meanings assigned to such terms in the Note. In addition, terms not defined in this Agreement or the Note that are defined in the Nevada Uniform Commercial Code (the “Code”) shall have the same meaning in this Agreement as in the Code.

2. Grant of Security Interest. The Debtors hereby grant to the Secured Party a lien and security interest in the Collateral (as defined in Section 3 below) to secure the payment and performance of all of the Obligations (as defined in Section 4 below). The lien and security interest granted to the Secured Party under this Agreement shall constitute a priority lien and security interest senior to all other liens and security interests, subject to the current lien and security interest held by Valiant Holding Company, Inc. The Debtor shall not grant any liens or security interests in and to the Collateral which shall be senior to or have a priority over the lien and security interest granted to Secured Party hereunder.

3. Collateral. Each of the Debtors hereby grant to the Secured Party a security interest in all of Debtors’ right, title and interest in all property and interests of Debtors, tangible or intangible, whether now or hereafter existing, wherever located, including:

(a)
Accounts, including but not limited to, all accounts, all rights of the Debtors to payment for goods sold or leased or for services rendered, all accounts receivable of the Debtors; all obligations owing to the Debtors evidenced by an instrument or chattel paper; all obligations owing to the Debtors of any kind or nature, including all writings, if any, evidencing the same, including all instruments, drafts, acceptances and chattel paper; any and all proceeds of any of the foregoing. Further included within the term “Accounts” are all right, title and interest of Debtors in and any security and liens with respect to any Account, and all Accounts, Documents and Contract Rights of Debtors as defined in the Uniform Commercial Code as enacted in the State of Nevada (the “Uniform Commercial Code”); and

(b)
Investment Property, including all of the Debtors’ investment property (as defined in the Uniform Commercial Code) and all of the Debtors’ other securities (whether certificated or uncertificated), security entitlements, financial assets, securities accounts, commodity contracts, and commodity accounts (as each such term is defined in the Uniform Commercial Code), including all substitutions and additions thereto, all dividends, distributions and sums distributable or payable from, upon or in respect of such property, and all rights and privileges incident to such property.

(c)	Instruments and Chattel Paper, including all instruments and chattel paper as defined in the Uniform Commercial Code and all proceeds thereof; and

(d)	Intellectual Property, including any and all rights to licensing agreements; and

(e)
General Intangibles, including but not limited to, all general intangibles as defined in the Uniform Commercial Code and all proceeds thereof, including without limitation, any and all rights of Debtors to any refund of any tax assessed against Debtors or paid by Debtors, loss carry-back tax refunds, insurance premium rebates, unearned premiums, insurance proceeds, chooses in action, names, trade names, goodwill, trade secrets, computer programs, computer records, data, computer software, customer lists, patents, patent rights, patent applications, patents pending, patent licenses or assignments, development ideas and concepts, licenses, permits, franchises, literary rights, rights to performance, trademarks, trademark applications, trademark rights, logos, intellectual property, copyrights, proprietary or other processes, drawings, designs, diagrams, plans, reports, charts, catalogs, manuals, research, literature, proposals and other reproductions on paper or otherwise, of any and all concepts or ideas, whether or not related to the business or operations of Debtors; and

(f)
Equipment as defined in the Uniform Commercial Code, including but not limited to, all equipment, vehicles, machinery, tools, furniture, fixtures, trade fixtures and parts. Further included within the term “Equipment” is all tangible personal property utilized in the conduct of the Debtors’ business and all additions, accessions, substitutions, components, and replacements thereto, therefor and thereof and all proceeds thereof; and

(g)
Inventory as defined in the Uniform Commercial Code, including without limitation, all raw materials and other materials and supplies, work-in-progress and finished goods and any products made or processed there from and all substances, if any, commingled therewith or added thereto; and

(h)	all products and proceeds of the above, including insurance proceeds (collectively, the “Collateral”).

4. Obligations. The security interest granted pursuant to this Agreement secures the payment and performance of the following indebtedness, liabilities and obligations (collectively, the “Obligations”):

(a)   All indebtedness, liabilities and obligations of the Company to the Secured Party arising under the Note; and

(b)   All indebtedness, liabilities and obligations of the Debtor now or hereafter existing under this Agreement; and

(c)   the payment and performance of all debts, liabilities and obligations of Debtor to Secured Party, fixed or contingent, joint or several, now existing or hereafter arising, including but not limited to all obligations of Debtor now or hereafter existing under this Agreement, the Note and any other agreement or document executed in connection with any of the foregoing.

5. Representations, Warranties and Covenants. Each of the Debtors hereby represent, warrant and covenant as follows:

5.1 Power and Authority. The Debtors have full power and authority to enter into this Agreement, grant to the Secured Party a valid security interest in the Collateral and perform all of its obligations under this Agreement, no further action by the Debtors being necessary. The execution, delivery and performance by the Debtors of this Agreement does not conflict with, or constitute a breach or default under, any judgment, indenture, loan agreement contract or other agreement or instrument to which the Debtors are a party or by which the Debtors or any of its property is bound.

5.2 Governmental Authorization. No authorization, consent or approval or other action by, and no notice to or other filing with, any governmental authority or regulatory body is required for the grant by the Debtors of the security interest granted pursuant to this Agreement, the due execution and delivery by the Debtors of this Agreement or the performance by the Debtors of any of its obligations under this Agreement.

5.3 Title to Collateral. Subject to the security interest granted by this Agreement (the “Existing Liens”),the Debtors are the owners and holders of all the Collateral, free and clear of any security interest, lien, charge, encumbrance or other adverse claim, and the Debtors will defend all of the Collateral (whether now owned or hereafter acquired) against all claims and demands of all persons at any time claiming the same or any interest therein, and will take all steps to maintain the security interest of the Secured Party as a valid and fully perfected lien first in priority to all other Liens, in each case subject only to any additional Liens granted which shall be expressly subject and subordinated to the Lien granted to the Secured Party hereunder.

5.4 Place of Business and Name. The Debtors’ chief place of business is at the address set forth next to such Debtors’ signature below. No Debtor shall have changed its name, except as indicated below the Debtors’ signature below. No Debtor will change its name or the location of its chief place of business, without the prior written consent of the Secured Party, which shall not be unreasonably withheld.

5.5 Financing Statements; Related Instruments. No financing statement covering any of the Collateral or any proceeds thereof is on file in any public office in any jurisdiction, other than financing statements covering the Existing Liens. At the request of the Secured Party, the Debtors will execute and deliver to the Secured Party one or more financing statements in form and substance satisfactory to the Secured Party and will pay the cost of filing the same in all public offices where filing is deemed by the Secured Party to be necessary or desirable. The Debtors promise to pay to the Secured Party all fees and expenses incurred in filing financing statements and any continuation statements or amendments thereto, which fees and expenses shall become a part of the Obligations secured by this Agreement. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement.

5.6 Transfers; Other Liens. Neither the Debtors nor their agents, servants or employees will sell, assign or offer to sell or assign or otherwise transfer the Collateral, either in whole or in part, or any interest therein without the prior written consent of the Secured Party, other than as contemplated by the Note or any other Transaction Document. The Debtors will not, without the prior written consent of the Secured Party, create or permit to exist any security interest, lien, charge, encumbrance or other adverse claim on any of the Collateral, other than the security interest in favor of the Secured Party created by this Agreement and the Existing Liens.

5.7 Compliance with Laws. The Debtors agree to comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to them and to the conduct of their businesses.

5.8 Taxes. The Debtors will pay promptly when due all taxes and assessments upon or with respect to the Collateral, the Obligations, this Agreement or any other instrument executed pursuant to this Agreement. The Debtors hereby authorize the Secured Party to discharge upon five (5) days prior written notice any taxes, assessments, liens, security interests or other encumbrances at any time levied or placed on the Collateral, to pay for any insurance on the Collateral required to be maintained by the Debtor hereunder, and pay for, make or provide for any maintenance, repair or preservation of the Collateral as herein required;  provided,  however, that the Secured Party shall be under no obligation to do so.

5.9 Schedules, Inspection of Books and Records. The Debtors will furnish to the Secured Party from time to time (i) statements and schedules further identifying and describing the Collateral and detailing sales or other transfers of the Collateral and payments received or accounts owing with respect to the Collateral for the periods specified by the Secured Party, and (ii) such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail. The Debtors will permit the Secured Party or its duly authorized representative upon reasonable prior notice to examine its books and records during business hours and shall furnish to the Secured Party such financial statements and other financial data as the Secured Party may reasonably request from time to time.

5.10 Accounts. With respect to the Accounts:

(a) The Debtors’ records concerning all Accounts are and will be kept solely in the State of New Jersey and at the Debtors’ chief place of business specified on the signature page below. The Debtors will not remove any of such records from such address without the prior written consent of the Secured Party, which shall not be unreasonably withheld. Without in any way excusing a breach by the Debtors of the foregoing sentence, if for any reason any of such records concerning the Accounts shall at any time be moved to another location or locations, the Debtors will promptly notify the Secured Party of any such change in the location of such records and will execute and deliver such financing statements and do such other acts and things as the Secured Party may request pursuant to Section 10 hereof.

(b) Each item of Accounts is, or at such time as it becomes part of the Collateral will be, a bona fide, valid and legally enforceable obligation of the account debtor or other obligor in respect thereof, subject to no defense known to the Debtor, set-off or counterclaim against the Debtor and in connection with which there is no default with respect to any payment or performance on the part of the Debtors or any other party.

(c) The Debtors will at all times keep accurate and complete records of payment and performance by the Debtors, the respective account Debtors and all other parties obligated on the Accounts.

(d) The Debtors will immediately inform the Secured Party of any default in payment or performance by the Debtors or any account debtor or other parties obligated on, and of claims made by others in regard to, the Accounts and shall not change the terms thereof (or terminate or permit the impairment of any of its rights thereunder) without the prior written consent of the Secured Party, which shall not be unreasonably withheld. The Debtors will make all payments and perform all undertakings on the Debtors’ part to be paid or performed with respect to Accounts when due. The Debtors hereby authorize the Secured Party to cure any default in payment or performance by the Debtors with respect to the Accounts;provided,  however, that the Secured Party shall be under no obligation to do so, and provided further, that the Secured Party’s curing of any default shall not constitute a waiver by the Secured Party of any default under this Agreement. The Debtors agree to reimburse the Secured Party on demand with interest at the Maximum Rate for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization, and any payment made or expense incurred by the Secured Party pursuant to the foregoing authorization shall be part of the Obligations secured hereunder.

(e) The Debtors shall, upon request of the Secured Party, and the Secured Party themselves may, in the name of the Secured Party or the Debtors, at any time (whether or not the Debtors are in default hereunder) notify the account debtor or other obligor on any item of the Accounts, of the Secured Party’s security interest. The Secured Party may, in its own name or the name of the Debtors, at any time after the occurrence and during the continuation of an Event of Default (as defined below), demand, sue for, collect or receive any money or property payable or receivable on any Accounts and settle, release, compromise, adjust, sue upon, foreclose, realize upon or otherwise enforce any item of Accounts as the Secured Party may determine, and for the purpose of realizing the Secured Party’s rights herein, the Secured Party may receive, open and dispose of mail addressed to the Debtors and endorse notes, checks, drafts, money orders, documents of title or other forms of payment on behalf of and in the name of the Debtors. The Secured Party may at any time in their discretion (whether or not there has occurred an Event of Default) transfer any notes, securities or other Accounts into their own names or that of their nominees and receive the income thereon and hold the same as Collateral for the Obligations or apply the same to the payment of principal or interest due on the Obligations. The Debtors agree to reimburse the Secured Party on demand with interest at the Default Rate for any payment made or any expense incurred by the Secured Party pursuant to the foregoing authorization, and any payment made or expense incurred by the Secured Party pursuant to the foregoing authorization shall be part of the obligations secured hereunder.

6. Events of Default. The Debtors shall be in default under this Agreement upon the occurrence of any Event of Default as defined in the Note.

7. Rights and Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, the Secured Party may accelerate all the obligations and shall have, in addition to all other rights and remedies provided herein or by applicable law, all of the rights and remedies of a secured party under the Code, including, but not limited to, the right to take possession of the Collateral, and the right, without further notice to the Debtors, to take the Collateral in satisfaction in full of obligations owing under the Note, and for those purposes the Secured Party may, and the Debtors hereby authorize the Secured Party to, enter upon any premises on which Collateral may be located or situated and remove the same therefrom or without removal render the same unusable and may use or dispose of the Collateral on such premises without any liability for rent, storage, utilities or other sums, and upon request the Debtors shall, to the extent practicable, assemble and make the Collateral available to the Secured Party at a place to be designated by the Secured Party, which is reasonably convenient to the Debtors and the Secured Party. The Debtors agrees that, to the extent notice of sale shall be required, at least five days, notice to the Debtors of the time and place of any public sale or the time after which any private sale or any other intended disposition is to be made shall constitute reasonable notification of such sale or disposition. The Secured Party shall also have the right to apply for and have a receiver appointed by a court of competent jurisdiction in any action taken by the Secured Party to enforce their rights and remedies hereunder, to manage, protect and preserve the Collateral or continue the operation of the business of the Debtors, and the Secured Party shall be entitled to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the obligations until a sale or other disposition of such Collateral shall be finally made and consummated. In the event of any disposition or collection of or any other realization upon all or any part of the Collateral, the Secured Party shall apply the proceeds of such disposition, collection or other realization as follows:

(a) First, to the payment of the reasonable costs and expenses of the Secured Party in exercising or enforcing their rights hereunder, including, but not limited to, costs and expenses incurred in retaking, holding or preparing the Collateral for sale, lease or other disposition, and in collecting or attempting to collect any of the Collateral, and to the payment of all amounts payable to the Secured Party pursuant to Section 7 hereof;

(b) Second, to the payment of the Obligations; and

(c) Third, after payment in full of all of the obligations, the surplus, if any, shall be paid to the Debtors or to whomsoever may be lawfully entitled to receive such surplus.

8. Indemnity and Expenses. The Debtors agree to indemnify the Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement or any actions taken by the Secured Party pursuant to Section 10 of this Agreement) except claims, losses or liabilities resulting from the Secured Party’ own negligence or willful misconduct. The Debtors will, on demand, pay to the Secured Party the amount of any and all reasonable costs and expenses, including, but not limited, to the reasonable fees and disbursements of their counsel and of any experts or agents, which the Secured Party may incur in connection with (i) the exercise or enforcement by the Secured Party of any of their rights or remedies hereunder, or (ii) any failure by the Debtors to perform any of the Obligations.

9. Further Assurances and Power of Attorney. The Debtors will execute and deliver to the Secured Party, at the request of the Secured Party, at any time and from time to time, such financing statements and other instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by the Secured Party) and do such other acts and things as the Secured Party may reasonably deem necessary or desirable in order to establish and maintain a valid security interest in the Collateral in favor of the Secured Party (free and clear of all other security interests, liens, charges, encumbrances and other claims, whether voluntarily or involuntarily created, except as permitted by Section 6.3 hereof) or in order to facilitate the collection of the Collateral. To effectuate the rights and remedies of the Secured Party hereunder, effective upon the occurrence of an Event of Default, the Debtors hereby irrevocably appoint the Secured Party attorney-in-fact for the Debtors in the name of the Debtors or the Secured Party, with full power of substitution, to sign, execute and deliver any and all instruments and documents and do any and all acts and things to the same extent as the Debtors could do, to sell, assign and transfer any Collateral, including, but not limited to, taking all action necessary or the preservation of any rights pertaining to the Collateral beyond reasonable care in the custody or preservation thereof. The Secured Party may exercise their rights and remedies with respect to the Collateral without resorting or regard to other security or sources for payment. All rights and remedies of the Secured Party hereunder or with respect to the obligations or the Collateral shall be cumulative and may be exercised singularly or concurrently.

10. Assignment. If at any time or times by sale, assignment, negotiation, pledge or otherwise, the Secured Party transfers any of the obligations, such transfer shall carry with it the Secured Party’s rights and remedies under this Agreement with respect to the obligations transferred, and the transferee shall become vested with such rights and remedies whether or not they are specifically referred to in the transfer. If and to such extent such Secured Party retains any other Obligations, the Secured Party shall continue to have the rights and remedies herein set forth with respect thereto.

11. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, or two days after deposit with a nationally recognized express courier, postage prepaid and sent (i) if to a Secured Party, at the address of the Secured Party set forth in the Debtor’s records, or (ii) if to the Debtors, at the Debtors’ principal place of business or at such other address as the Debtors shall have furnished to the Secured Party in writing.

12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Nevada. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be given a fair and reasonable construction in accordance with the intention of the parties.

                13. Action by Secured Party. All rights and remedies of Secured Party hereunder may be exercised by the Holder of the Note. Similarly, consent to any request by the Debtors (whether to modification of this Agreement, or any agreement executed in connection herewith) shall require consent of the Secured Party.

14. Miscellaneous. Neither this Agreement nor any provision hereof may be changed, waived discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement shall be binding upon the Debtors and their successors and assigns, and all persons claiming under or through the Debtors or any such successors or assigns, and shall inure to the benefit of and be enforceable by the Secured Party and their successors and assigns.

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IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the day and year first above written.

“DEBTOR”

VEMICS, INC.

By: /s/ Fred Zolla
Name:  Fred Zolla
Title:  CEO

“SECURED PARTY”

VALIANT HOLDING CO.

By:
Name:
Title: